EXHIBIT 99.3

Timberline Updates Status of Funding Agreement

02/06/14

Coeur d'Alene, Idaho - February 6, 2014 - Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) ("Timberline" or the "Company") announced today that it has not received any funds from RockStar Resources ("RockStar") pursuant to the Exclusivity Fee specified in the No-Shop/Exclusivity clause of the Confidentiality Agreement entered into by the Company and RockStar in December 2013.

As previously announced on December 5, 2013, RockStar had agreed to purchase a total of US$750,000 of Timberline's common stock for US$0.20 per share in three equal monthly tranches beginning on December 31, 2013. Although RockStar continues to seek financing, it has not fulfilled its funding commitments for December 31, 2013 and January 31, 2014. Timberline and RockStar are continuing discussions and reviewing multiple options for a potential transaction as contemplated in their original confidentiality agreement and alternative sources of financing.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline's leadership has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-looking Statements
Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding potential future transactions with RockStar and potential alternative future financing sources. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the Company and

RockStar not being able to reach agreement on a mutually beneficial transaction, risks related to the Company not being able to obtain alternative financing, risks related to RockStar not being able to fund the exclusivity fee, risks related to potential future transactions, risks related to the Company continuing as a going concern , and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013. Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:
Paul Dircksen, CEO
Phone: 208.664.4859